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                                                                     EXHIBIT 21


                       CAPITAL INVESTMENT OF HAWAII, INC.
                                AND SUBSIDIARIES

                                 Subsidiaries of
                       Capital Investment of Hawaii, Inc.



                  The Registrant, Capital Investment of Hawaii, Inc., has no parent. The Registrant has the following subsidiaries, all of which are included in the accompanying consolidated financial statements. All companies are wholly owned subsidiaries of the Registrant except for Makaha Valley, Incorporated.



                                                                        STATE OF
                                          NAME                        INCORPORATION
        ---------------------------------------------------------     -------------
        Latipac Fine Foods, Incorporated                                  Hawaii
        Latipac Mortgage Company, Limited and its wholly owned             Hawaii
              subsidiary - Latipac, Limited                              California
                                                                           Hawaii
        Makaha Valley, Incorporated (85.8% - owned)                        Hawaii
        Resources, Incorporated